Exhibit 99.1

NEWS RELEASE

IMMUNOMEDICS ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

Morris Plains, N.J., April 27, 2020 --- Immunomedics, Inc. (NASDAQ: IMMU) (“Immunomedics” or the “Company”), a leading biopharmaceutical company in the area of antibody-drug conjugates, today announced it has commenced an underwritten public offering of $350,000,000 of shares of its common stock. In addition, Immunomedics expects to grant the underwriters a 30-day option to purchase up to an aggregate of an additional $52,500,000 of shares of common stock sold in connection with the offering at the public offering price.

Immunomedics intends to use the net proceeds from this offering primarily to support the commercial launch of Trodelvy™ in the United States in metastatic triple-negative breast cancer, continue to expand the clinical development programs for Trodelvy, invest in the broader clinical development of the platform (including IMMU-130 and IMMU-140), continued scale-up of manufacturing and manufacturing process improvements, as well as for working capital and general corporate purposes.

Cowen, BofA Securities, Jefferies LLC and Piper Sandler & Co. are acting as joint book-running managers for the offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The shares of common stock are being offered pursuant to a shelf registration statement on Form S-3 that Immunomedics filed with the Securities and Exchange Commission on June 11, 2018 and that became effective upon filing. A preliminary prospectus supplement and the accompanying prospectus relating to this offering are being filed with the SEC and will be available at the SEC’s website located at www.sec.gov. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may also be obtained from Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department, by email at PostSaleManualRequests@broadridge.com or by telephone at (833) 297-2926; BofA Securities, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, or by email at dg.prospectus_requests@bofa.com; Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by telephone at 877-547-6340 or by email at Prospectus_Department@Jefferies.com; or Piper Sandler & Co., 800 Nicollet Mall, J12S03, Minneapolis, MN, 55402, Attention: Prospectus Department, or by telephone at (800) 747-3924 or by email at prospectus@psc.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

~ more ~

About Immunomedics

Immunomedics is a leader in next-generation antibody-drug conjugate (ADC) technology, committed to help transform the lives of people with hard-to-treat cancers. Our proprietary ADC platform centers on using a novel linker that does not require an enzyme to release the payload to deliver an active drug inside the tumor cell and the tumor microenvironment, thereby producing a bystander effect. TRODELVY, our lead ADC, is the first ADC FDA approved for the treatment of people with metastatic triple-negative breast cancer and is also the first FDA-approved anti-Trop-2 ADC.

Cautionary note regarding forward-looking statements

Investors are cautioned that statements in this press release regarding the intention, completion, timing and option relating to the proposed public offering constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the proposed public offering. There can be no assurance that Immunomedics will be able to complete the proposed public offering. Additional information on risks facing Immunomedics can be found under the heading "Risk Factors" in Immunomedics' periodic reports, including its annual report on Form 10-K and quarterly reports on Form 10-Q, and in the preliminary prospectus supplement relating to the proposed offering to be filed with the Securities and Exchange Commission, each available on the SEC's web site at www.sec.gov. Immunomedics expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

For More Information:

Dr. Chau Cheng

(862) 260-3727

ccheng@immunomedics.com

For Media Inquiries:

Darren Opland, Ph.D.

(646) 627-8387

Darren@lifescipublicrelations.com

###